SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

Data I/O Corporation

(Exact name of registrant as specified in its charter)

Washington

(State of other jurisdiction of incorporation)

0-10394	91-0864123
(Commission File Number)	(IRS Employer Identification No.)

6464 185th Avenue NE, Suite 101, Redmond, WA 98052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 881-6444

Not Applicable

(Former name or former address, if changed since last report)

Page 1 of 2 Pages

Item 5.02 (d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Data I/O Corporation Directors reduce their Compensation Arrangements

The Board of Directors of Data I/O Corporation in a meeting on March 27, 2008 approved a change to the Director compensation arrangements for 2008. The new arrangement reduces the annual cash retainer to $15,000, down from $20,000 for 2007, and reduces the anticipated annual stock option grant to 9,000 shares, down from 12,500 for 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

April 2, 2008	By /s/ Joel S. Hatlen________
Joel S. Hatlen
Vice President
Chief Financial Officer